SUBSCRIPTION AGREEMENT
                          SIGMA ALPHA GROUP, LTD.

The undersigned hereby acknowledges receipt of the Prospectus dated ____ __, 1997 of Sigma Alpha Group, Ltd. (the "Company"). The undersigned is over 18 years of age and is a resident of the State of ____________________________, Country of ________________.

I hereby subscribe to the following number of Shares of the Company.

     A.  Number of Shares subscribed for _____________
     B.  Price per Share $2.00
     C.  Total subscription price (Line A x Line B) ______________

Enclosed is my check, bank draft or postal or express money order for the full subscription price stated on line C above, which has been made payable to Sigma Alpha Group, Ltd.

The Subscription Agreement and payment should be delivered to: Sigma Alpha Group, Ltd., 1341 North Delaware Avenue, Philadelphia, PA 19125.

It is understood that this Subscription is subject to allotment. The Company reserves the right to reject all or any portion of this subscription in its sole discretion for any reason whatsoever by refunding all monies paid thereon without interest. The cashing of any check, bank draft or postal or express money order will not be deemed to be an acceptance in whole or in part of any subscription. The subscriber understands that there is no minimum number of Shares which must be sold prior to the Company's utilization of the funds received from subscribers.

THIS SHALL CONFIRM THAT I HAVE NOT RELIED UPON ANY INFORMATION OR REPRESENTA-TIONS OTHER THAN AS CONTAINED IN THE COMPANY'S PROSPECTUS DATED ____ __, 1997 IN MAKING MY DECISION TO INVEST IN THE COMPANY'S OFFERING AND THAT I HAVE BEEN AFFORDED THE OPPORTUNITY TO REQUEST ADDITIONAL INFORMATION ABOUT THE COMPANY.

Dated: ___________, 199_

                                        Very truly yours,


                                        ____________________________________


Name:      _________________________________
Address:   _________________________________
           _________________________________
           _________________________________
SS# or Taxpayer ID # _______________________